AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

PAGE 1 OF PAGES 8

2. AMENDMENT/MODIFICATION NUMBER 91003123D0005P00008	3. EFFECTIVE DATE OCT 10, 2023	4. REQUISITION/PURCHASE REQUISITION NUMBER	5. PROJECT NUMBER *(If applicable)*

6. ISSUED BY CODE FSA-ACQ
US Department of Education
FSA - Acquisitions, 830 First St NE - Suite 91F3
Washington DC 20202

7. ADMINISTERED BY *(If other than Item 6)* CODE
See Block 6

8. NAME AND ADDRESS OF CONTRACTOR *(Number, street, county, State and ZIP Code)*
NELNET SERVICING LLC
121 S. 13TH STREET
SUITE 201
LINCOLN NE 68508

UEI: MNXKQ62J7AE8
DUNS: 00030812
Cage Code: 5JZQ5

CODE 00030812 FACILITY CODE

(X)

9A. AMENDMENT OF SOLICITATION NUMBER

9B. DATED *(SEE ITEM 11)*

☐ 10A. MODIFICATION OF CONTRACT/ORDER NUMBER
91003123D0005

10B. DATED *(SEE ITEM 13)*
APR 24, 2023

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*
See Schedule

Modification Amount: $0.00
Modification Obligated Amount: $0.00

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NUMBER AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: *(Specify authority)* THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NUMBER IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES *(such as changes in paying office, appropriation data, etc.)* SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☐	D. OTHER *(Specify type of modification and authority)* Mutual agreement of the parties and Novation Agreement per FAR 42.1203

E. IMPORTANT: Contractor ☐ is not ☐ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

1. The purpose of this modification is to:

a. Reflect the Novation from Nelnet Diversified Solutions, LLC (Transferor) to Nelnet Servicing, LLC (Transferee), for contract 91003123D0005 for Unified Servicing and Data Solution (USDS) and Task Order 91003123F0321, for USDS. Transferee is a wholly owned subsidiary ...See Continuation Page

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*
Jennifer Burkey Managing Director

16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)*
Jackson McClam, Contracting Officer
202-304-2149 jackson.mcclam@ed.gov

15B. CONTRACTOR/OFFEROR
Jennifer Burkey
(Signature of person authorized to sign)

15C. DATE SIGNED
10/11/2023

16B. UNITED STATES OF AMERICA
JACKSON MCCLAM
Digitally signed by JACKSON MCCLAM
Date: 2023.10.11 14:23:06 -04'00'
(Signature of Contracting Officer)

16C. DATE SIGNED
OCT 10, 2023

Previous edition unusable

STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA FAR (48 CFR) 53.243

Continuation Page Continued from Block 14... of the Transferor. b. Change the Unique Entity ID from Nelnet Diversified Solutions (KQHJEPVWRNQ6) to Nelnet Servicing, LLC (MNXKQ62J7AE8) as reflected in block 8. 2. In accordance with FAR 42.1204 a properly formatted Novation Agreement package has been fully executed by the following parties: US Government (i.e. Department of Education, Office of Federal Student Aid), Nelnet Diversified Solutions, and Nelnet Servicing. a. The following documents regarding the novation are attached to this modification: i. Novation Agreement which identifies affected contract and Task Order. ii. Assignment and Assumption Agreement effective on 9/05/2023 3. All other terms and conditions remain unchanged. PAGE 2 OF 8 91003123D0005P00008

Attachment Page PAGE 3 OF 8 91003123D0005P00008 Novation Agreement Nelnet Diversified Solutions, LLC (Transferor), a limited liability company duly organized and existing under the laws of Nebraska with its principal office in Lincoln, Nebraska; Nelnet Servicing, LLC (Transferee), a limited liability company duly organized and existing under the laws of Nebraska with its principal office in Lincoln, Nebraska; and the United States of America (Government) enter into this Agreement as of September 5, 2023. A. The parties agree to the following facts: 1. The Government, represented by various Contracting Officers of the United States Department of Education, Office of Federal Student Aid, has entered a contract with the Transferor, namely: Contract No. 91003123D0005, dated April 24, 2023 and the associated “Initial Task Order” No. 91003123F0321 (together, the “0005 Contract”). The term "0005 Contract," as used in this Agreement, means the above contract and purchase orders, including all task orders and modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under this contract and purchase orders). Included in the term "0005 Contract" are also all modifications made under the terms and conditions of that contract and purchase orders between the Government and the Transferee, on or after the effective date of this Agreement. 2. As of September 5, 2023, the Transferee has acquired the 0005 Contract from the Transferor via an Assignment and Assumption Agreement. 3. The Transferee possesses all of the assets the Transferor would need to perform the 0005 Contract. 4. The Transferee has assumed all obligations and liabilities of the Transferor under the 0005 Contract by virtue of the above transfer. 5. The Transferee is in a position to fully perform all obligations that may exist under the 0005 Contract. 6. It is consistent with the Government’s interest to recognize the Transferee as the successor party to the 0005 Contract. 7. Evidence of the above transfer and other documents and information required by FAR 42.1204 have been submitted to the Government. 8. The Transferee is a wholly owned subsidiary of the Transferor, and is party to a contract with The Government, represented by various Contracting Officers of the United States Department of Education, Office of Federal Student Aid, namely: Contract No. ED-FSA- 09-D-0013, dated June 17, 2009, as amended and including purchase orders and all modifications made between the Government and the Transferee before the effective date of this Agreement (the “0013 Contract”).

Attachment Page PAGE 4 OF 8 91003123D0005P00008 9. The services provided pursuant to the 0013 Contract are substantially similar to those to be required under the 0005 Contract, and Transferee owns or has appropriate rights to all assets necessary to perform under the 0013 Contract, which assets will also be necessary for performance under the 0005 Contract. B. In consideration of these facts, the parties agree that by this Agreement: 1. The Transferor confirms the transfer to the Transferee and waives any claims and rights against the Government that it now has or may have in the future in connection with the 0005 Contract. 2. The Transferee agrees to be bound by and to perform the 0005 Contract in accordance with the conditions contained in the 0005 Contract. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the 0005 Contract as if the Transferee were the original party to the contract. 3. The Transferee ratifies all previous actions taken by the Transferor with respect to the 0005 Contract, with the same force and effect as if the action had been taken by the Transferee. 4. Based on the foregoing, the Government recognizes the Transferee as the Transferor’s successor in interest in and to the 0005 Contract. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the 0005 Contract as if the Transferee were the original party to the 0005 Contract. Following the effective date of this Agreement, the term "Contractor," as used in the 0005 Contract, shall refer to the Transferee. 5. Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor. 6. All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the 0005 Contract, shall be considered to have discharged those parts of the Government’s obligations under the contract. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee and shall constitute a complete discharge of the Government’s obligations under the contract, to the extent of the amounts paid or reimbursed. 7. The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the contract. 8. The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee- i. Assumes under this Agreement;

Attachment Page PAGE 5 OF 8 91003123D0005P00008 ii. Incurs with respect to third-party claims arising out of a security incident or breach or any alleged or actual intellectual property infringement; or iii. May undertake in the future should the 0005 Contract be modified under its terms and conditions. The Transferor waives notice of, and consents to, any such future modifications. 9. The 0005 Contract shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written. United States of America By _______________________________________________ Title _____________________________________________ Nelnet Diversified Solutions, LLC, Transferor ________________________ By Joe Popevis, President Nelnet Servicing, LLC, Transferee ___________________________ By Jennifer Burkey, President Contracting Officer JACKSON MCCLAM Digitally signed by JACKSON MCCLAM Date: 2023.10.10 15:09:54 -04'00'

Attachment Page PAGE 6 OF 8 91003123D0005P00008 Certificate I, William J. Munn certify that I am the Secretary of Nelnet Diversified Solutions, LLC, that Joseph Popevis, who signed this Agreement for this entity, was then President of this entity; and that this Agreement was duly signed for and on behalf of this entity by authority of its governing body and within the scope of its powers. Dated: September 5, 2023. By _______________________ William J. Munn, Secretary Certificate I, William J. Munn certify that I am the Secretary of Nelnet Servicing, LLC, that Jennifer Burkey, who signed this Agreement for this entity, was then President of this entity; and that this Agreement was duly signed for and on behalf of this entity by authority of its governing body and within the scope of its powers. Dated: September 5, 2023. By _______________________ William J. Munn, Secretary

Attachment Page PAGE 7 OF 8 91003123D0005P00008 ASSIGNMENT AND ASSUMPTION AGREEMENT --Novation of U.S. Government Contract-- THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is entered into effective as of September 5, 2023, between Nelnet Diversified Solutions, LLC, a Nebraska limited liability company (“Assignor”) and Nelnet Servicing, LLC, a Nebraska limited liability company (“Assignee”). WHEREAS, Assignor has been awarded Contract No. 91003123D0005 and its associated “Initial Task Order No. 91003123F0321” with the United States Department of Education, Office of Federal Student Aid (“FSA”), under which NDS would service Federal student loans on behalf of FSA for a period of five to ten years (together, the “0005 Contract”); WHEREAS, Assignee is currently party to a substantially similar contract with FSA which will expire upon the effectiveness of the 0005 Contract, and the Assignee is positioned to and capable of performing under the 0005 Contract; WHEREAS, the parties have determined it is in their best interests to enter a (i) Novation Agreement among them and FSA (the “Novation Agreement”) in order to transfer the 0005 Contract to Nelnet Servicing. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Conveyance and Assignment of the 0005 Contract. Assignor hereby grants, conveys, assigns, transfers, bargains and delivers unto Assignee and its successors and assigns all of its right, title and interest in and to the 0005 Contract, effective as of the date of this agreement. 2. Assumption. Assignee hereby assumes and undertakes to pay, discharge and perform or otherwise satisfy, and assumes and agrees to be bound by, the terms and conditions of the 0005 Contract, effective as of such same date as the assignment as set forth in Section 1 hereof. 3. Subsequent Actions. Assignor hereby covenants to and with Assignee, its successors and assigns, to execute and deliver to Assignee, it successors and assigns, all such other and further instruments of conveyance, assignment and transfer, and all such notices, releases and other documents, that would more fully and specifically convey, assign, and transfer to and vest in Assignee, its successors and assigns, the right, title and interest of Assignor in and to all and singular the 0005 Contract hereby conveyed, assigned, and transferred, or intended to be conveyed, assigned or transferred. 4. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of Nebraska.

Attachment Page PAGE 8 OF 8 91003123D0005P00008 5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. 6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above written. NELNET DIVERSIFIED SOLUTIONS, LLC (“Assignor”) By: ___________________________________ Name: Joseph Popevis Title: President NELNET SERVICING, LLC (“Assignee”) By: ____________________________________ Name: Jennifer Burkey Title: President